EXHIBIT 99

Investor News	NYSE: PEG

For further information, contact:

• Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
• Carlotta Chan, Manager - Investor Relations	Phone: 973-430-6596

PSEG ANNOUNCES 2015 THIRD QUARTER RESULTS

$0.87 PER SHARE NET INCOME

Operating Earnings of $0.80 Per Share

Company Updates Full Year Guidance to $2.85 - $2.95 Per Share

October 30, 2015 (Newark, NJ) (NYSE – PEG) Public Service Enterprise Group (PSEG) today reported third quarter 2015 Net Income of $439 million or $0.87 per share as compared to Net Income of $444 million or $0.87 per share for the third quarter of 2014. Operating earnings for the third quarter of 2015 were $403 million or $0.80 per share compared to the third quarter of 2014 operating earnings of $393 million or $0.77 per share.

Ralph Izzo, chairman, president and CEO, said “PSEG reported another good quarter. While the businesses benefited from favorable weather, our results also reflect the benefit from our strategy of increasing investment in infrastructure, a disciplined approach to cost management and the continued availability of low-cost gas supply. Based on our strong results, we are increasing the lower end of our operating earnings guidance yielding a range for the full year of $2.85 - $2.95 per share.”

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Operating Earnings exclude the impact of gains/(losses) associated with Nuclear Decommissioning Trust (NDT), certain Mark-to-Market (MTM) accounting and other material one-time items. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings (a non-GAAP measure) for the third quarter. See Attachment 12 for a complete list of items excluded from Net Income in the determination of Operating Earnings.

PSEG CONSOLIDATED EARNINGS (unaudited)

Third Quarter Comparative Results

2015 and 2014

	Income		Diluted Earnings
	($ millions)		Per Share
	2015	2014	2015	2014
Operating Earnings	$403	$393	$0.80	$0.77
Reconciling Items	36	51	0.07	0.10

Net Income	$439	$444	$0.87	$0.87

Average Shares			508M	507M

“Our position of financial strength allows us to make significant investments in our businesses,” Izzo said. “Since the start of the year, our 5-year capital program has been increased by 20% to $15.6 billion. The increase in spending should produce double-digit growth in PSE&G’s rate base through 2019 from 2014 as we also enhance the competitive position of PSEG Power’s generating fleet with the addition of approximately 1300 MWs of new, efficient gas-fired combined cycle capacity. The investment program should assure customers receive clean, reliable delivery of electricity and natural gas as we also position PSEG to continue to deliver value for shareholders over the long-term.”

Our revised Operating Earnings guidance by company for the full year is as follows:

Operating Earnings

($ millions, except EPS)

	2015E	2014A
PSE&G	$785 - $805	$725
PSEG Power	$620 - $650	$642
PSEG Enterprise/Other	$40 - $45	$33

Total	$1,445 - $1,500	$1,400

Earnings Per Share	$2.85 - $2.95	$2.76

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 6 for detail regarding the quarter-over-quarter reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported operating earnings of $222 million ($0.44 per share) for the third quarter of 2015 compared with operating earnings of $200 million ($0.39 per share) for the third quarter of 2014.

PSE&G’s earnings reflect the impact of warmer than normal weather, and an increase in revenue associated with an expanded capital program which more than offset a moderate increase in operating expenses.

Returns from PSE&G’s expanded investment in transmission added $0.03 per share to earnings in the quarter. Weather conditions, which were warmer than normal and warmer than the year ago period, improved quarter-over-quarter earnings by $0.02 per share. A slight increase in electric demand coupled with revenue recovery of infrastructure-related investment programs improved quarter-over-quarter earnings by $0.01 per share. An increase in pension expense led to a reduction in quarter-over-quarter earnings by $0.01 per share.

Electric sales grew 7% during the third quarter as residential customers responded to temperatures that were 38% higher than the levels experienced in the year-ago period and 19% higher than normal. On a weather-normalized basis, electric sales advanced 0.8% in the quarter resulting in weather-normalized electric sales growth of 0.4% for the nine months ended September.

In September 2015, the NJ Board of Public Utilities (BPU) approved PSE&G’s filing requesting a reduction of $70 million in annual Basic Gas Supply Service (BGSS) revenues. The change, which was effective on October 1, 2015, reduced the BGSS rate to 40 cents per therm from 45 cents per therm. Including this reduction in gas charges, the typical residential customer has experienced a 47%, or $792, decline in their annual gas bill since January 2009.

PSE&G, in September 2015, reached a settlement in principle with the Staff of the BPU and the NJ Division of Rate Counsel on the company’s Gas System Modernization Program (GSMP). The settlement provides for investing $905 million over a three year period beginning in 2016.

PSE&G filed an update of its Formula Rate for transmission at the Federal Energy Regulatory Commission in October 2015. The update, which reflects an increase in the level of PSE&G’s investment in transmission, would provide for approximately $146 million in increased annual transmission revenue effective January 1, 2016.

The forecast of PSE&G’s operating earnings for 2015 is now $785 - $805 million versus $760 - $775 million. Operating earnings for the full year are benefiting from the recovery of costs associated with higher levels of capital spending. The increase in the forecast is mostly due to warmer than normal weather.

PSEG Power

PSEG Power reported operating earnings of $170 million ($0.33 per share) for the third quarter of 2015 and Adjusted EBITDA of $401 million compared with operating earnings of $171 million ($0.34 per share) and Adjusted EBITDA of $386 million for the third quarter of 2014.

PSEG believes that the non-GAAP financial measure of “Adjusted EBITDA” is useful in evaluating Power’s operating performance because it provides investors with additional information to compare our business performance to other companies and to understand performance trends.

Adjusted EBITDA excludes the same items as our Operating Earnings measure as well as income tax expense and interest expense, depreciation and amortization and major maintenance at Power’s fossil generation facilities. See Attachment 12 for a complete list of items excluded from Net Income in the determination of Adjusted EBITDA.

Power’s results for the quarter reflect the impact of strong hedging, an increase in operation from the gas-fired combined cycle fleet and an improvement in spark spreads with the availability of low-cost gas supply which offset the anticipated effect of a decline in capacity prices.

Power retired approximately 1800 MWs in the second quarter of older, less efficient peaking capacity that didn’t meet NJ’s environmental standards. The loss of the revenue on this capacity reduced Power’s quarter-over-quarter earnings by $0.03 per share. This decline in earnings was offset by higher average prices received on energy hedges as well as an improvement in spark spreads. These two items combined to increase quarter-over-quarter earnings by $0.07 per share. An increase in O&M expenses reduced quarter-over-quarter earnings by $0.03 per share. The increase in operating expense primarily reflects differences in the timing of outages at PSEG Power’s nuclear facilities, and is not a reflection of a higher embedded level of expense. The absence of prior year tax benefits reduced quarter-over-quarter earnings by $0.02 per share.

Output during the quarter of 14.7 TWh was in line with year-ago levels. The fleet’s flexibility continues to be demonstrated as an improvement in output from the nuclear fleet and increased production from the gas-fired combined cycle fleet offset a decline in production from Power’s coal-fired stations.

The nuclear fleet operated at an average capacity factor of 95%, producing 7.8 TWh of output or 53% of Power’s generation, a 3% increase over year-ago levels. Performance of the nuclear facilities reflects the absence of repair work at Salem 2 in 2014 which was partially offset in the third quarter of 2015 by an early start to the refueling outage at Peach Bottom 3. Production from the gas-fired combined cycle fleet (CCGT) increased 7% to 5.4 TWh, or 36% of total generation, as the CCGT fleet operated at a 73% capacity factor during the quarter in response to improved spark spreads. Output of the CCGT fleet also benefited from the completion of up-rate work which added 94 MWs of efficient capacity at the Linden and Bergen Generating Stations over the past year. Higher summer demand also had a favorable impact on the dispatch of Power’s peaking capacity. Dispatch of the coal fleet was affected by a decline in the price of gas and lower wholesale energy prices.

Power’s fleet is expected to produce energy at the lower end of its forecast of output for 2015 of 55 – 57 TWh. Approximately

80% – 85% of anticipated production for the fourth quarter is hedged at an average price of $52 per MWh. For 2016, Power has hedged 65% - 70% of its forecast generation of 55 – 57 TWh at an average price of $51 per MWh; for 2017, Power has hedged

35% - 40% of its forecast generation of 55 – 57 TWh at an average price of $49 per MWh. The percent of energy hedged over 2016 – 2017 is consistent with – but, at the lower end of the range for Power’s prescribed ratable hedging policy.

PSEG Power cleared a new 540 MW CCGT at Sewaren as part of PJM’s Reliability Pricing Model Base Residual Auction. The plant, which represents an investment of $625 - $675 million, is targeted to be completed and supplying energy to New Jersey and the region by the summer of 2018.

The forecast range of Power’s operating earnings for 2015 is now $620 - $650 million versus $620 - $680 million. The forecast of operating earnings represents adjusted EBITDA for the full year of $1,545 - $1,595 million. Results for the year have been influenced by the expected decline in year-over-year capacity revenue, an increase in the average price of hedged energy and lower wholesale energy prices.

PSEG Enterprise/Other

PSEG Enterprise/Other reported operating earnings of $11 million ($0.03 per share) for the third quarter of 2015 compared with operating earnings of $22 million ($0.04 per share) for the third quarter of 2014. The decline in operating earnings reflects the absence of prior year tax benefits at PSEG Energy Holdings partially offset by lower operating and maintenance expense and higher interest income at Parent.

The forecast of PSEG Enterprise/Other full year operating earnings for 2015 remains $40 - $45 million.

FORWARD-LOOKING STATEMENT

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K and available on our website: http://www.pseg.com. These factors include, but are not limited to:

•	adverse changes in the demand for or the price of the capacity and energy that we sell into wholesale electricity markets,

•	adverse changes in energy industry law, policies and regulation, including market structures and transmission planning,

•	any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators,

•	changes in federal and state environmental regulations and enforcement that could increase our costs or limit our operations,

•	changes in nuclear regulation and/or general developments in the nuclear power industry, including various impacts from any accidents or incidents experienced at our facilities or by others in the industry, that could limit operations of our nuclear generating units,

•	actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units located at the same site,

•	any inability to manage our energy obligations, available supply and risks,

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry,

•	any deterioration in our credit quality or the credit quality of our counterparties,

•	availability of capital and credit at commercially reasonable terms and conditions and our ability to meet cash needs,

•	changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units,

•	delays in receipt of necessary permits and approvals for our construction and development activities,

•	delays or unforeseen cost escalations in our construction and development activities,

•	any inability to achieve, or continue to sustain, our expected levels of operating performance,

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers, and any inability to obtain sufficient insurance coverage or recover proceeds of insurance with respect to such events,

•	acts of terrorism, cybersecurity attacks or intrusions that could adversely impact our businesses,

•	increases in competition in energy supply markets as well as for transmission projects,

•	any inability to realize anticipated tax benefits or retain tax credits,

•	challenges associated with recruitment and/or retention of a qualified workforce,

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements,

•	changes in technology, such as distributed generation and micro grids, and greater reliance on these technologies, and

•	changes in customer behaviors, including increases in energy efficiency, net-metering and demand response.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business prospects, financial condition or results of operations. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if internal estimates change, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Operating Earnings and Per Share Results by Subsidiary

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Earnings Results ($ Millions)

PSE&G	$222	$200	$631	$565
PSEG Power	170	171	558	551
PSEG Enterprise/Other	11	22	32	37

Operating Earnings	$403	$393	$1,221	$1,153

Reconciling Items(a)	36	51	149	(111)

Net Income	$439	$444	$1,370	$1,042

Fully Diluted Average Shares Outstanding (in Millions)	508	507	508	507

Per Share Results (Diluted)

PSE&G	$0.44	$0.39	$1.24	$1.11
PSEG Power	0.33	0.34	1.10	1.09
PSEG Enterprise/Other	0.03	0.04	0.07	0.07

Operating Earnings	$0.80	$0.77	$2.41	$2.27

Reconciling Items(a)	0.07	0.10	0.29	(0.22)

Net Income	$0.87	$0.87	$2.70	$2.05

(a)	See Attachment 12 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	Three Months Ended September 30, 2015
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,688	$(174)	$1,766	$1,096

OPERATING EXPENSES
Energy Costs	815	(292)	740	367
Operation and Maintenance	746	92	391	263
Depreciation and Amortization	313	7	231	75

Total Operating Expenses	1,874	(193)	1,362	705

OPERATING INCOME	814	19	404	391

Income from Equity Method Investments	3	—	—	3
Other Income and (Deductions)	33	—	22	11
Other-Than-Temporary Impairments	(30)	—	—	(30)
Interest Expense	(96)	1	(67)	(30)

INCOME BEFORE INCOME TAXES	724	20	359	345

Income Tax Benefit (Expense)	(285)	(9)	(137)	(139)

NET INCOME	$439	$11	$222	$206

OPERATING EARNINGS	$403	$11	$222	$170
Reconciling Items Excluded from Net Income (b)	36	—	—	36

NET INCOME	$439	$11	$222	$206

	Three Months Ended September 30, 2014
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,641	$(152)	$1,655	$1,138

OPERATING EXPENSES
Energy Costs	863	(277)	668	472
Operation and Maintenance	714	106	366	242
Depreciation and Amortization	318	9	238	71

Total Operating Expenses	1,895	(162)	1,272	785

OPERATING INCOME	746	10	383	353

Income from Equity Method Investments	3	(1)	—	4
Other Income and (Deductions)	66	2	14	50
Other-Than-Temporary Impairments	(10)	—	—	(10)
Interest Expense	(100)	2	(71)	(31)

INCOME BEFORE INCOME TAXES	705	13	326	366

Income Tax Benefit (Expense)	(261)	9	(126)	(144)

NET INCOME	$444	$22	$200	$222

OPERATING EARNINGS	$393	$22	$200	$171
Reconciling Items Excluded from Net Income (b)	51	—	—	51

NET INCOME	$444	$22	$200	$222

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachment 12 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	Nine Months Ended September 30, 2015
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$8,137	$(943)	$5,234	$3,846

OPERATING EXPENSES
Energy Costs	2,577	(1,268)	2,176	1,669
Operation and Maintenance	2,170	251	1,171	748
Depreciation and Amortization	960	22	712	226

Total Operating Expenses	5,707	(995)	4,059	2,643

OPERATING INCOME	2,430	52	1,175	1,203

Income from Equity Method Investments	10	(1)	—	11
Other Income and (Deductions)	135	1	57	77
Other-Than-Temporary Impairments	(45)	—	—	(45)
Interest Expense	(291)	6	(203)	(94)

INCOME BEFORE INCOME TAXES	2,239	58	1,029	1,152

Income Tax Benefit (Expense)	(869)	(26)	(398)	(445)

NET INCOME	$1,370	$32	$631	$707

OPERATING EARNINGS	$1,221	$32	$631	$558
Reconciling Items Excluded from Net Income (b)	149	—	—	149

NET INCOME	$1,370	$32	$631	$707

	Nine Months Ended September 30, 2014
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$8,113	$(946)	$5,235	$3,824

OPERATING EXPENSES
Energy Costs	3,008	(1,306)	2,278	2,036
Operation and Maintenance	2,370	309	1,190	871
Depreciation and Amortization	919	22	682	215

Total Operating Expenses	6,297	(975)	4,150	3,122

OPERATING INCOME	1,816	29	1,085	702

Income from Equity Method Investments	10	(1)	—	11
Other Income and (Deductions)	154	3	41	110
Other-Than-Temporary Impairments	(14)	—	—	(14)
Interest Expense	(291)	7	(206)	(92)

INCOME BEFORE INCOME TAXES	1,675	38	920	717

Income Tax Benefit (Expense)	(633)	(1)	(355)	(277)

NET INCOME	$1,042	$37	$565	$440

OPERATING EARNINGS	$1,153	$37	$565	$551
Reconciling Items Excluded from Net Income (b)	(111)	—	—	(111)

NET INCOME	$1,042	$37	$565	$440

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachment 12 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ Millions)

	September 30,	December 31,
	2015	2014
DEBT
Long-Term Debt	$9,163	$8,869
Securitization Debt	68	259
Project Level, Non-Recourse Debt	7	16

Total Debt	9,238	9,144

STOCKHOLDERS’ EQUITY
Common Stock	4,894	4,876
Treasury Stock	(667)	(635)
Retained Earnings	9,005	8,227
Accumulated Other Comprehensive Loss	(299)	(283)

Total Common Stockholders’ Equity	12,933	12,185
Noncontrolling Interests - Equity Investments	1	1

Total Equity	12,934	12,186

Total Capitalization	$22,172	$21,330

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ Millions)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,370	$1,042
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	1,858	1,494

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,228	2,536

NET CASH USED IN INVESTING ACTIVITIES	(2,841)	(1,988)

NET CASH USED IN FINANCING ACTIVITIES	(518)	(338)

Net Change in Cash and Cash Equivalents	(131)	210

Cash and Cash Equivalents at Beginning of Period	402	493

Cash and Cash Equivalents at End of Period	$271	$703

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

September 30, 2015 vs. September 30, 2014

(Unaudited)

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year-over-Year EPS Reconciliation

September 30, 2015 vs. September 30, 2014

(Unaudited)

Attachment 8

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

September 30, 2015

Electric Sales and Revenues

	Three Months	Change vs.	Nine Months	Change vs.
	Ended	2014	Ended	2014
Sales (millions kWh)
Residential	4,596	12.7%	11,019	7.2%
Commercial & Industrial	7,678	4.0%	21,331	1.9%
Street Lighting	69	-3.3%	234	0.6%
Interdepartmental	3	21.7%	7	0.3%

Total	12,346	7.1%	32,591	3.7%

Revenue ($ millions)
Residential	$757	14.7%	$1,777	9.7%
Commercial & Industrial	629	0.1%	1,625	-0.5%
Street Lighting	17	2.4%	52	2.8%
Other Operating Revenues*	158	16.7%	458	19.3%

Total	$1,561	8.4%	$3,912	6.1%

	Three Months	Change vs.	Nine Months	Change vs.
	Ended	2014	Ended	2014
Weather Data
THI Hours - Actual	13,896	37.8%	18,710	38.4%
THI Hours - Normal	11,679		15,752

*	Primarily sales of Non-Utility Generator energy to PJM and Transmission related revenues.

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

September 30, 2015

Gas Sold and Transported

	Three Months	Change vs.	Nine Months	Change vs.
	Ended	2014	Ended	2014
Sales (millions therms)*
Firm Sales
Residential Sales	96	-5.8%	1,168	3.6%
Commercial & Industrial	100	2.5%	805	4.4%

Total Firm Sales	196	-1.7%	1,973	3.9%

Non-Firm Sales
Commercial & Industrial	670	-6.0%	1,625	-11.1%

Total Non-Firm Sales	670		1,625

Total Sales	866	-5.0%	3,598	-3.5%

Revenue ($ millions)
Residential Sales - Firm	$39	-19.1%	$224	-45.2%
Commercial & Industrial - Firm Sales	15	-25.8%	197	-16.0%
Non-Firm Sales	9	26.1%	28	-11.6%
Other Operating Revenues**	42	3.6%	129	0.8%

Total	$105	-9.4%	$578	-28.0%

Gas Transported	$100	1.3%	$744	0.0%

	Three Months	Change vs.	Nine Months	Change vs.
	Ended	2014	Ended	2014
Weather Data
Degree Days - Actual	1	-96.1%	3,557	2.5%
Degree Days - Normal	29		3,039

*	CSG rate included in non-firm sales
**	Primarily Appliance Service.

Attachment 10

PSEG POWER LLC

Generation Measures*

(Unaudited)

	GWhr Breakdown		GWhr Breakdown

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Nuclear - NJ	5,393	5,113	15,249	14,653
Nuclear - PA	2,394	2,452	7,499	7,499

Total Nuclear	7,787	7,565	22,748	22,152

Fossil - Coal/Natural Gas - NJ**	72	563	542	1,441
Fossil - Coal - PA	1,108	1,221	3,853	3,945
Fossil - Coal - CT	12	47	600	710

Total Coal	1,192	1,831	4,995	6,096

Fossil - Oil & Natural Gas - NJ	4,160	3,767	10,932	9,419
Fossil - Oil & Natural Gas - NY	1,547	1,523	3,691	3,398
Fossil - Oil & Natural Gas - CT	32	4	122	241

Total Oil & Natural Gas	5,739	5,294	14,745	13,058

	14,718	14,690	42,488	41,306

	% Generation by Fuel Type		% Generation by Fuel Type

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Nuclear - NJ	37%	35%	36%	35%
Nuclear - PA	16%	16%	18%	18%

Total Nuclear	53%	51%	54%	53%

Fossil - Coal/Natural Gas - NJ**	0%	4%	1%	3%
Fossil - Coal - PA	8%	9%	9%	10%
Fossil - Coal - CT	0%	0%	1%	2%

Total Coal	8%	13%	11%	15%

Fossil - Oil & Natural Gas - NJ	28%	26%	26%	23%
Fossil - Oil & Natural Gas - NY	11%	10%	9%	8%
Fossil - Oil & Natural Gas - CT	0%	0%	0%	1%

Total Oil & Natural Gas	39%	36%	35%	32%

	100%	100%	100%	100%

*	Excludes Solar and Kalaeloa
**	Includes Pumped Storage. Pumped Storage accounted for <1% of total generation for the three and nine months ended September 30, 2015 and 2014. Generation includes natural gas fuel switching intervals.

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Weighted Average Common Shares Outstanding (millions)
Basic	505	506	505	506
Diluted	508	507	508	507
Stock Price at End of Period			$42.16	$37.24
Dividends Paid per Share of Common Stock	$0.39	$0.37	$1.17	$1.11
Dividend Payout Ratio*			53.8%	53.6%
Dividend Yield			3.7%	4.0%
Price/Earnings Ratio*			14.5	13.5
Rate of Return on Average Common Equity*			11.8%	12.0%
Book Value per Common Share			$25.90	$23.89
Market Price as a Percent of Book Value			165%	156%
Total Shareholder Return	8.4%	-7.8%	4.9%	19.8%

*	Calculation based on Operating Earnings for the 12 month period ended.

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings Reconciliation

	Three Months Ended		Nine Months Ended		Year Ended
	September 30,		September 30,		December 31,
Reconciling Items, net of tax	2015	2014	2015	2014	2014	2013
	($ Millions, Unaudited)
Operating Earnings	$403	$393	$1,221	$1,153	$1,400	$1,309
Gain (Loss) on Nuclear Decommissioning Trust (NDT) Fund Related Activity (PSEG Power)	(14)	17	(11)	40	68	40
Gain (Loss) on Mark-to-Market (MTM)(a) (PSEG Power)	50	36	58	(138)	66	(74)
Storm O&M, net of insurance recoveries (PSEG Power)	—	(2)	102	(13)	(16)	(32)

Net Income	$439	$444	$1,370	$1,042	$1,518	$1,243

Fully Diluted Average Shares Outstanding (in Millions)	508	507	508	507	508	508

	($ Per Share Impact - Diluted, Unaudited)
Operating Earnings	$0.80	$0.77	$2.41	$2.27	$2.76	$2.58
Gain (Loss) on NDT Fund Related Activity (PSEG Power)	(0.02)	0.04	(0.02)	0.08	0.13	0.08
Gain (Loss) on MTM(a) (PSEG Power)	0.09	0.07	0.11	(0.27)	0.13	(0.14)
Storm O&M, net of insurance recoveries (PSEG Power)	—	(0.01)	0.20	(0.03)	(0.03)	(0.07)

Net Income	$0.87	$0.87	$2.70	$2.05	$2.99	$2.45

(a)	Includes the financial impact from positions with forward delivery months.

PSEG Power Adjusted EBITDA Reconciliation

	Three Months Ended		Nine Months Ended		Year Ended
	September 30,		September 30,		December 31,
Reconciling Items	2015	2014	2015	2014	2014
	($ Millions, Unaudited)
Adjusted EBITDA	$401	$386	$1,328	$1,313	$1,584
Fossil Major Maintenance, pre-tax	(10)	(10)	(111)	(117)	(144)
Depreciation and Amortization, pre-tax (b)	(76)	(71)	(228)	(217)	(291)
Interest Expense, pre-tax (b)	(30)	(31)	(93)	(91)	(120)
Income Taxes (b)	(115)	(103)	(338)	(337)	(387)

Operating Earnings	$170	$171	$558	$551	$642
Gain (Loss) on NDT Fund Related Activity, pre-tax	(24)	36	(14)	85	138
Gain (Loss) on MTM, pre-tax (a)	84	60	98	(233)	111
Storm O&M, net of insurance recoveries, pre-tax	—	(4)	172	(23)	(27)
Income Taxes related to Operating Earnings reconciling items	(24)	(41)	(107)	60	(104)

Net Income	$206	$222	$707	$440	$760

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Excludes amounts related to Operating Earnings reconciling items.